EMPLOYMENT TERMINATION AND SETTLEMENT AGREEMENT


This Employment Termination and Settlement Agreement (the "Agreement") is entered into and effective as of September 7, 1999, by and between Mirage Resorts, Incorporated, a Nevada corporation (the "Company"), and Daniel R. Lee ("Employee").

WHEREAS,  Employee  has  been  employed  by  the Company as Senior Vice
President-Finance and Development, Chief Financial Officer and Treasurer pursuant to an Employment Agreement dated as of July 16, 1997 (the "Employment Agreement"); and

WHEREAS, the Company and Employee wish to settle all outstanding issues between them arising out of that employment relationship;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

    1. The Company and Employee represent and warrant to each other that this Agreement is not in any respect an admission or statement of liability or wrongdoing by either the Company or Employee.

    2. Effective September 7, 1999, Employee shall resign, and the Company shall permit Employee to resign, as an officer and employee of the Company and an officer, fiduciary and/or director of all of the Company's subsidiary corporations, committees and employee benefit plans and programs. The Employment Agreement shall terminate and be of no effect on the eighth day after this Agreement's execution.

    3.(a) Employee hereby for himself, his spouse, heirs, executors, administrators, successors and assigns ("Employee Releasors") fully and forever releases, acquits and discharges (i) the Company and its past, present and future parent and subsidiary corporations, divisions and affiliates, and (ii) the Company's past, present and future partners, joint venturers, stockholders, predecessors, successors, assigns, officers, directors, employees, agents, representatives and any other person, firm or corporation with whom any of them is now or may hereafter be affiliated (the persons and entities identified in subparagraphs (i) and (ii) being referred to as the "Company Releasees"), and each of them, from and against any and all claims, demands, obligations, causes of action, liabilities, damages and suits at law or in equity, which Employee ever had, now has or may hereafter claim to have had against the Company Releasees, arising out of or in any manner relating to Employee's employment by the Company, the Employment

                              Exhibit 10.3

    Agreement or Employee's separation from the Company, whether based on contract, tort or other legal or equitable theory of recovery and whether known or unknown, at any time up to and including the date of execution of this Agreement, but as to the parties described in subparagraph (ii), they are released only in their representative capacities acting on behalf of the Company.

      (b) The Company hereby for itself, the Company Releasees, its successors and assigns, fully and forever releases, acquits and discharges Employee Releasors from and against any and all claims, demands, obligations, causes of action, liabilities, damages and suits at law or in equity, which they ever had, now have or may hereafter claim to have had against Employee Releasors, arising out of or in any manner relating to Employee's employment by the Company, the Employment Agreement or Employee's separation from the Company, whether based on contract, tort or other legal or equitable theory of recovery and whether known or unknown, at any time up to and including the date of execution of this Agreement, excluding, however, any claims, demands, obligations, causes of action, liabilities, damages and suits at law or in equity which relate to or arise out of Employee's fraud or criminal conduct.

      (c) Excluded from the above releases in subsections (a) and (b) are any claims arising out of this Agreement.

      (d) The parties identified in Section 3(a)(i) jointly, severally and in the alternative covenant and agree that the Company Releasees, or any of them, shall not commence any action or suit at law or in equity against the Employee Releasors or any other person, corporation, partnership, trust or other entity or make, institute or prosecute any claim, demand, action or cause of action of any kind whatsoever for damages, costs, debts, expenses or losses of any kind whatsoever (including, without limitation, attorneys' fees) based on or arising from the released matters set forth herein, or any of them. The parties identified in Section 3(a)(i) agree to indemnify Employee Releasors and each of them against any damages, costs, debts, expenses and losses, including without limitation, reasonable attorneys' fees, suffered or incurred by Employee Releasors, or any of them, as a result of any breach of the preceding sentence of this section.

      (e) Employee Releasors jointly, severally and in the alternative covenant and agree that the Employee Releasors, or any of them, shall not commence any action or suit at law or in equity against the Company Releasees or any other person, corporation, partner-ship, trust or other entity or make, institute or prosecute any claim, demand, action or cause of action of any kind whatsoever for damages, costs, debts, expenses or losses of any kind whatsoever

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

    (including, without limitation, attorneys' fees) based on or arising from the released matters set forth herein, or any of them. Employee Releasors agree to indemnify Company Releasees and each of them against any damages, costs, debts, expenses and losses, including without limitation, reasonable attorneys' fees, suffered or incurred by Company Releasees, or any of them, as a result of any breach of the preceding sentence of this section.

    4. Without limiting the generality of Section 3(a), Employee waives any and all claims arising under the Age Discrimination in Employment Act of 1967 (the "Act"). Employee understands that pursuant to the Act, upon his receipt of this Agreement, he has a period of 21 days within which to consider this Agreement before signing it, and that for a period of seven additional days following his signing of this Agreement he may revoke this Agree-ment by delivery of written notice of revocation to the Company. Employee further acknowledges that he has carefully read this Agreement, that he has had the opportunity to have its provisions fully explained to him, that he has had the opportunity to review this Agreement with an attorney before signing it and that the only promises made to Employee to sign this Agreement are those contained in this Agreement, and Employee is signing this Agreement voluntarily.

    5.(a) From the date of this Agreement through and including September 7, 2000, the Company shall pay Employee the aggregate amount of $600,000 (subject to statutory withholding, if any), payable in substantially equal installments every two weeks in accordance with the Company's normal payroll procedures.

      (b) On or before January 31, 2000, if bonuses comparable in amount to those paid in prior years are paid to the Company's officers for the year ending December 31, 1999, the Company shall pay Employee the aggregate amount of $200,000 (subject to statutory withholding, if any). If bonuses are paid that are substantially less in amount than those paid in prior years, the amount of $200,000 shall be reduced equitably in accordance with the bonuses paid to the Company's five highest paid officers.

    6. Not later than 30 days from the date of this Agreement, the Company shall for no further consideration transfer ownership to Employee of the Company's Lexus LX 470 vehicle that Employee is currently using. Following the transfer of ownership, the Company shall have no further responsibility or liability with respect to or arising out of the vehicle.

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

    7.(a)  From  the  date  of  this  Agreement  through  and including
    September 7, 2000, the Company, without cost to Employee, shall continue to cover Employee and his spouse and dependents under the Company's executive medical reimbursement plan or shall provide substantially equivalent medical insurance coverage to Employee and his spouse and dependents. Notwithstanding the foregoing, such coverage shall terminate at such time as Employee becomes covered under another employer-sponsored health or medical insurance plan. Employee agrees to promptly advise the Company of the effective date of any such coverage. Upon termination of such coverage, Employee may elect to continue coverage at Employee's cost for up to an additional 18 months under the Company's standard employee health plan in accordance with the requirements of COBRA.

      (b) The Company shall continue to cover Employee as an insured person under its "D & O" insurance policy at no cost to Employee to the extent permitted by such policy. The Company shall indemnify and hold Employee harmless to the fullest extent permitted under Nevada law, including NRS 78.751 and 78.7502, arising from his services.

    8. Within 90 days from the date of this Agreement, upon submission by Employee of any required forms, the Company shall distribute to Employee Employee's account balance in the Company's Non-Qualified Deferred Compensation Plan and shall at Employee's request either distribute to Employee or transfer to another qualified plan of Employee Employee's account balance in the Company's Retirement Savings Voluntary Participation (Section 401(k)) Plan.

    9.(a) Employee may exercise any or all of his 889,200 currently exercisable and vested employee stock options with an exercise price of $4.85 per share at any time until September 7, 2000.

      (b) Commencing on February 24, 2000 and ending on September 7, 2000, Employee may exercise any or all of his 159,912 employee stock options with an exercise price of $14.375 per share which were scheduled to become exercisable and vest on February 24, 2000.

      (c) Except as provided in this Section 9, which modifies when Employee may exercise the stock options under Sections 2, 3, 5 and 6 of the Stock Option Agreements between the Company and Employee, the stock options shall continue to be governed by the terms of such Stock Option Agreements.

      (d) All other stock options held by Employee shall terminate on the date of this Agreement.

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

      (e) The Company shall take no action to prevent Employee from exercising such stock options in accordance with the terms of the applicable Stock Option Agreement, as modified hereby, and the Company hereby releases any right it might otherwise have to do so (by way of setoff, counterclaim or otherwise), regardless of any claims which the Company might have or assert against Employee, whether or not such claims relate to or arise out of Employee's breach of this Agreement or any future agreement or relationship between the Company and Employee. The Company is expressly reserving any such claims.

    10. For nine months from the date of this Agreement, Employee agrees to reasonably cooperate in good faith with the Company in order to assist the Company and Employee's successor as Chief Financial Officer in achieving an orderly transition, including discussing the transition with the Company's lenders, investment bankers and securities analysts. Employee also agrees to assist the Company and its counsel in any litigation or other proceedings, including providing testimony at deposition and at trial, with respect to any matters which arose during or after Employee's employment by the Company and of which Employee has personal knowledge. Such assistance and cooperation shall not require any minimum time commitment by Employee and shall be scheduled at times mutually convenient to Employee and the Company. Employee shall be reimbursed for all reasonable out-of-pocket costs and expenses incurred in this assistance and cooperation.

    11. For a period of five years from the date of this Agreement, neither Employee nor the Company (which, in the case of the Company, shall be deemed to be limited to the Company's directors, executive officers and the presidents of its subsidiaries), nor anyone acting on behalf of or with the authorization of Employee or the Company, shall make any disparaging statements, either oral or in writing, whether true or untrue, and whether opinion or fact, to any third party, including but not limited to members of the media, concerning the other party's or any of its affiliates' business, services, operations, financial condition, management, employees or conduct. Notwithstanding the foregoing, either party may make statements that are necessary to comply with any lawful process or that are made in the course of any legal proceeding. Neither party shall directly or indirectly instigate any legal proceeding for the purpose of evading the prohibition contained in this Section. The Company (and its directors, executive officers and presidents of its subsidiaries) agree to answer any inquiries about Employee's services to the effect that, to the Company's knowledge, Employee performed his duties with integrity and in good faith.

    12. Except for disclosure to his family and legal and financial advisors, Employee agrees not to directly or indirectly disclose or permit the disclosure of the terms or substance of this Agreement to any person or entity, including without limitation any future employer, until such time, if any, as the Company has publicly disclosed all of the material terms of this Agreement. Notwith-standing the foregoing, Employee may state that a written agreement was executed resolving his separation from the Company in a manner satisfactory to all parties and that its terms forbid him from further commenting upon the Agreement. The parties have prepared a joint press release which is attached hereto as Exhibit 1, and the parties agree to make no further statements inconsistent with the press release.

    13.  Employee  reaffirms  and  agrees that he will not  at any time disclose any trade secrets or other confidential information regarding the Company and its services, operations, customers or financial condition which Employee acquired during his employment relationship with the Company, or use any such trade secrets or other confidential information in any manner detrimental to the Company. "Trade secrets or other confidential information" shall not include (i) information which, at the time of disclosure, is in the public domain, (ii) information which Employee can show is in his possession at the time of disclosure and was not acquired, directly or indirectly, from the Company or (iii) information which was received by Employee from a third party having the legal right to transmit the same. Within five days following the date of this Agreement, Employee shall return to the Company all documents, computer printouts, computer media, keys and other property which belongs to the Company within his possession or control. Employee agrees that the Company may notify any of Employee's prospective or future employers of the existence of this Section.

    14. Each party agrees that, in the event of a breach or threatened breach of the provisions of this Agreement, the other party shall be entitled, in addition to all other remedies available at law or in equity, to obtain a temporary or permanent injunction enjoining the breaching party from any violation or threatened violation of any of its covenants contained in this Agreement.

    15. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs and legal representatives.

    16. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior negotiations, discussions and agreements, whether oral or written, including without limitation the Employment Agreement. This Agreement may not be amended, nor may any provision hereof be waived, except in a writing signed by Employee and a duly authorized representative of the Company.

    17.(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding its conflict of laws principles. Any litigation relating to or arising out of this Agreement shall be instituted and maintained exclusively in state or federal court in Clark County, Nevada, and the parties hereby consent to the exclusive jurisdiction of such courts and to such venue. In the event of litigation between the parties concerning this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses and court costs from the non-prevailing party.

      (b) Upon the demand of either party, whether made before the institution of any judicial proceeding or not more than 10 days after service of a complaint, third-party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration clause. A "Dispute" shall include any dispute or controversy between the parties arising out of any matters addressed in this Agreement. Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered in Las Vegas, Nevada by the American Arbitration Association ("Administrator") pursuant to the Commercial Arbitration Rules of the Administrator. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorneys' fees, incurred by the opposing party in compelling arbitration of any Dispute. Arbitrators may make an award of attorneys' fees and expenses. An arbitration panel shall be composed of three arbitrators. The award of the arbitrators shall be in writing and shall specify the factual and legal basis for the award. To the maximum extent practicable, the Administrator, the arbitrators and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 80 days of the filing of the Dispute with the Administrator. The arbitrators shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. Each party agrees to keep all disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation. Otherwise the provisions of NRS 38.015-38.205 shall apply.

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

    18. If any term or provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby.

    19. Any and all notices required or permitted to be given here-under shall be in writing and sent by personal delivery or registered or certified mail to Employee's last known residence (as reflected in the Company's personnel file), in the case of Employee, or to the Company's principal office in Las Vegas, Nevada, in the case of the Company, or to such other address as either party may notify the other.

    20. Nothing contained herein is intended to prevent, limit, restrict or interfere with Employee's search for employment, or employment, including in a similar position in the gaming or hospitality industry, and Employee's acceptance of such employment or rendering of services shall not reduce or otherwise limit the cash payments, stock option rights or other benefits due Employee hereunder or the Company's rights hereunder.

    21. Upon reasonable request by either party, the parties agree to execute any and all further agreements, instruments or documents, and to take any and all further action, as may be necessary to carry out the purposes and intent of this Agreement.

    22. The person executing this Agreement on behalf of the Company warrants that he has full power and authority to so execute this Agreement and legally bind the Company and that he has been given all necessary authority, and all corporate actions have been taken, to make this Agreement binding and enforceable.

    IN WITNESS WHEREOF, the Company and Employee have executed this Agreement effective as of September 7, 1999.


                               MIRAGE RESORTS, INCORPORATED


Date:  9/7/99                  By:  BRUCE A. LEVIN
       ------                       -----------------------------------
                                    Bruce A. Levin
                                    Vice President and General Counsel



Date:  9/7/99                       DANIEL R. LEE
       ------                       -----------------------------------
                                    DANIEL R. LEE

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